SCHEDULE 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

    [X]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [ ]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          AMERICAN FIRE RETARDANT CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transactions applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    (1)  Amount Previously Paid:

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    (2)  Form, Schedule, or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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                      [AMERICAN FIRE RETARDANT CORP. LOGO]

                          American Fire Retardant Corp.
                                9337 Bond Avenue
                           El Cajon, California 92921
                                 (619) 390-6880


                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

                          ----------------------------


TO OUR SHAREHOLDERS

      You are cordially invited to the Annual Meeting of Shareholders of American Fire Retardant Corp. (the "Company") which will be held at 12:00 Noon (local time) on Thursday, May 23, 2002, at a facility arranged for such meeting located at 1310 East Vista Way, Vista, California 92084, for the following purposes as described in the accompanying Proxy Statement:

      1.   To elect three (3) directors to the Board of Directors.

      2. To approve an amendment to Article V of our Certificate of Incorporation for the purpose of effecting a one-for-ten reverse stock split of our common stock as of the "Effective Date."

      3. To approve an amendment to Article V of our Certificate of Incorporation to authorize 10,000,000 shares of preferred stock, par value $.001 per share, and to permit such shares of preferred stock to be designated and issued from time to time, and the rights of such preferred stock to be fixed from time to time, by the Board of Directors without shareholder approval.

      4. To ratify the appointment of HJ Associates & Consultants, LLP as independent auditors for the Company for the year ending December 31, 2001.

      5. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders of record at the close of business on April 15, 2002, are entitled to notice of, and to vote at the meeting or any adjournments thereof.

      Your vote is important to the Company. Please complete, sign, date, and return the enclosed proxy card in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.



                                         Sincerely,


                                     /s/ Stephen F. Owens
                                   --------------------------------------
                                   Stephen F. Owens
                                   President and Chairman of the Board

April ___, 2002

                          AMERICAN FIRE RETARDANT CORP.

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMERICAN FIRE RETARDANT CORP. "Company"), a Nevada corporation, for use at the 2002 Annual Meeting of Shareholders ("Annual Meeting") to be held at 12:00 Noon (local time) on Thursday, May 23, 2002, at 1310 East Vista Way, Vista, California 92084.

      Each shareholder of record of Common Stock of the Company ("Common Stock") on April 15, 2002 ("Record Date"), is entitled to vote at the Annual Meeting and will have one vote for each share of Common Stock held at the close of business on the Record Date. A majority of the shares entitled to vote will constitute a quorum. On April 15, 2002, there were _____________ shares of Common Stock outstanding.

      If you are unable to attend the Annual Meeting, you may vote by proxy. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card, but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares at their discretion on any other matter presented at the Annual Meeting.

      You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by voting in person at the meeting. Under applicable state law and the bylaws of the Company, a quorum is required for the matters to be acted upon at the Annual Meeting. A quorum is defined as a majority of the shares entitled to vote, represented in person or by proxy, at the meeting. To pass, each matter submitted to a vote, except the election of directors, must be approved by a majority of the shares represented and voting in person or by proxy at the meeting. Shares represented by proxies which are marked abstain or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be counted as shares present and entitled to vote, which will have the same effect as a vote against any matter other than election of directors. Proxies relating to "street name" shares which are not voted by brokers on one or more matters, will not be treated as shares present for purposes of determining the presence of a quorum, unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the brokers' proxy. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld will not affect the outcome of the election.

      The Company will bear the cost of preparing, handling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries, and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and may also be made through direct communication with certain shareholders or their representatives by officers, directors, or employees of the Company who will receive no additional compensation therefor.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      At the Annual Meeting, three directors of the Company are to be elected to serve until the annual meeting in 2003 and until their respective successors are elected or appointed. The authorized number of directors of the Company has been fixed at four (4) by the Certificate of Incorporation of the Company.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the three (3) nominees of the Board of Directors named below. The Board of Directors has nominated Stephen F. Owens, Angela M. Raidl and Raoul L. Carroll to serve for one-year terms ending in 2003. Mr. Owens and Ms. Raidl currently serve as two of the directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the remaining nominees and such proxies may be voted for the election of a substitute nominee recommended by the Board of Directors.

      MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT MESSRS. OWENS AND CARROLL AND MS. RAIDL, AS DIRECTORS OF THE COMPANY.

      The current and continuing directors of the Company are:
-----------------------------------------------------------------------------
Name                      Age     Title                  Director      Term
                                                         Since        Expires
-----------------------------------------------------------------------------
Raoul L. Carroll          52      Chief Executive        Nominee       2003

Stephen F. Owens          42      President              1991          2003

Angela M. Raidl           41      Director               1991          2003

-----------------------------------------------------------------------------

      Except as set forth below, each of the continuing directors has been engaged in the principal occupation described below. Stephen F. Owens and Angela
M. Raidl are currently husband and wife and reside together as such. The following consists of a description of the educational and employment background of our nominees for director.

Raoul L. Carroll - Chief Executive Officer. Mr. Carroll became the Chief Executive Officer of the Company effective January 17, 2002. He brings a substantial amount of business experience and acumen to the Company, by virtue of his distinguished career in law, government, finance and business. Before joining the Company in January 2002, Mr. Carroll was a general partner in Christalex Partners of Washington, D.C., since June 1995, where he specialized in structuring and obtaining financing commitments for private companies in telecommunications, gaming, computer security, hotels and resorts and light manufacturing industries. Mr. Carroll has an extensive financial background in government, having been appointed by then President George W. Bush first as the president of the Government National Mortgage Association (Ginnie Mae) and then as general counsel at the U. S. Department of Veteran's Affairs. Mr. Carroll practiced law for a number of years in the 1980's in Washington, D.C., after receiving his Juris Doctor degree from St. John's University School of Law, Jamaica, New York in June 1975 and prior thereto, having received his Bachelor of Science, cum laude, Business Administration, from Morgan State University, Baltimore, Maryland in May 1972.

Stephen F. Owens - Chairman of the Board of Directors, Chief Operating Officer and President. Mr. Owens, a native of New York and resident of California, has served as Chief Executive Officer and President since the Company's inception. Mr. Owens has 13 years experience in the fire retardant industry, specializing in product evaluations, sales and marketing. Mr. Owens is able to quickly recognize future market requirements and develop effective short-range action and long term plans, capitalizing on new opportunities. Mr. Owens was Vice President of Sales for International Research Center from 1987 to 1989 prior to founding American Fire Retardant Corporation. He is a member of the National Fire Protection Association and co-authored along with Mr. Edward E. Friloux the Fire Retardant Applicator's Manual, which has been under copyright protection with the Library of Congress Number TX 3-878-798 since 11 August 1994. Prior to his entry into the fire retardant industry, Mr. Owens served in the United States Army.

Angela M. Raidl - Vice President, Treasurer, Secretary and Director. Ms. Raidl, a native of Louisiana and resident of California, has served as officer and director since the company's inception. Ms. Raidl has 11 years experience in the fire retardant industry, specializing in the management and administration of the day-to-day responsibilities of the company, including training all clerical staff, cash flow management, receivables, payables, payroll, purchasing and personnel. Ms. Raidl also heads the operations division of American Fire's Fabric Treatment Division, monitoring quality control, researching new ways of increasing production, in addition to soliciting new accounts for this division. Ms. Raidl has held administrative positions for 19 years. She attended Nicholls State University and the University of Southwestern Louisiana, studying Business Administration at both. Ms. Raidl is a Licensed Certified Applicator by the State of California and is a member of the National Fire Protection Association.

      The Board of Directors held ____ meetings during 2001. No Board member attended fewer than 75% of the meetings of the Board of Directors.

      At the present time, there are no formal committees of the Board of Directors of the Company.

      The directors of the Company are paid no compensation by the Company for their services as directors. The 2001 Directors' and Officers' Stock Option and Stock Award Plan (the "Plan") was approved by the Board effective October 3, 2001 and reserves up to 4,000,000 options to purchase common stock for issuance to employee and non-employee directors, among other qualified plan participants. The Plan was amended effective December 18, 2001 by adding an additional 2,500,000 options and shares subject to the Plan.

      In May 2001, Stephen F. Owens was granted a non-qualified stock option entitling him to purchase 533,334 shares of common stock at an aggregate exercise price of $80,000, or $0.15 per share, which at that time, represented the amount of accrued and unpaid salary due and owing to Mr. Owens as of December 31, 2000. These options were exercised by Mr. Owens, after which he received 533,334 shares of common stock.

Security Ownership of Directors, Officers, and Principal Shareholders

      The following table sets forth information as of April 15, 2002, concerning ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and named executive officers as a group, and (iv) each person known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares of Common Stock shown as beneficially owned by them, subject to community property laws if applicable.
 ----------------------------------------------------------------------------
                                Shares           Shares
                             Beneficially      Acquirable        Percentage
 Name                          Owned(1)         Within 60        Ownership(2)
                                               Days(3)(4)
 ----------------------------------------------------------------------------
 Raoul L. Carroll............. 1,000,000                                %

 Stephen F. Owens............. 5,187,000                                %

 Angela M. Raidl.............. 1,535,521                                %

                             ------------     -------------     ------------
All directors and              7,722,521
  executive officers
  as a Group (3 persons)
-----------------------------------------------------------------------------
  (1) The persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
  (2) Based on the number of shares outstanding at, or acquirable within 60 days of April 15, 2002.
  (3)  Mr. Owens and Ms. Raidl are husband and wife.

      Beneficial ownership as shown in the table above has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this Rule, certain securities may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, securities are deemed to be beneficially owned by a person if the person has the right to acquire the securities (for example, upon exercise of an option or the conversion of a debenture) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of securities outstanding is deemed to include the amount of securities beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the preceding tables does not necessarily reflect the person's actual voting power at any particular date.

Executive Officers

      The names and ages of the current executive officers of the Company are as follows:

-------------------------------------------------------------------------------
Name                      Age     Position
-------------------------------------------------------------------------------
Stephen F. Owens *        41      President and Chairman of the Board
                                  of Directors; Chief Financial Officer

Raoul L. Carroll **       52      Chief Executive Officer

Angela M. Raidl  *        41      Vice President, Principal Accounting Officer,
                                  Secretary and Treasurer
-------------------------------------------------------------------------------
  *  Current Director of the Company.
  ** Director nominee

Executive Compensation

      The following table sets forth certain information covering compensation paid by American Fire Retardant Corp. to the President and Chairman of the Board, the Chief Executive Officer and each of the Company's other executive officers, whose total annual salary and bonus exceeded $100,000 (the "named executives") for services to the Company in all their capacities during the fiscal years ended December 31, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------
                            Annual Compensation                 Awards
                        -------------------------          ---------------
                                                       Securities    All Other
Name and                                               Underlying    Compensa-
Principal Position      Year    Salary      Bonus      Options       tion(1)
------------------------------------------------------------------------------

Stephen F. Owens........2001   $12,000                               $640,000
                        2000   $23,000

-----------------------------------------------------------------------------
  (1) Mr. Owens received compensation for services in the form of non-qualified stock options to acquire 533,334 shares of our common stock in lieu of $80,000 of accrued salary and bonus during the year ended December 31, 2000; Mr. Owens also received restricted shares of our common stock in October and November, 2001, totaling 3,500,000 shares. All options and shares granted to Mr. Owens were valued at the market price at the date of grant or issuance.


Other Compensation Arrangements

      The Company's 2001 Amended Directors and Officer's Stock Option and Award Plan provides that options may become exercisable over such periods as provided in the agreement evidencing the option award. Options granted to date, including options granted to executive officers and set forth in the above tables, generally call for vesting over a four-year period. The Plan provides that a change in control of the Company will result in immediate vesting of all options granted and not previously vested.

      At this time, Company has no employment contracts or arrangements for its executive officers.

      Mr. Carroll, upon appointment to chief executive officer in January 2002, was granted a retention bonus arrangement, amounting to 1,000,000 shares of restricted common stock, dependent upon certain performance milestones agreed upon at the time he accepted the position of chief executive officer. The bonus was delivered to Mr. Carroll in accordance with the arrangement on January 8, 2002.

Performance Graph

      The Comparison Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following graph compares the cumulative, total return on the Company's Common Stock since the Company was eligible for price quotations on the Over-the-Counter Electronic Bulletin Board, with the Standard & Poor's Small Cap 600 Index and an index of peer companies. The peer group consists of other chemical and fire retardant companies which provide services and products similar to that of American Fire Retardant Corp. The companies included in the peer group are _________________________. Information concerning the peer group and the Standard & Poor's Small Cap 600 Index was supplied to the Company by Standard & Poor's Compustat, a division of the McGraw-Hill Companies.



                              [PERFORMANCE GRAPH]

                  [TABULAR DATA IN PLACE OF PERFORMANCE GRAPH]
-----------------------------------------------------------------------------

Certain Relationships and Related Transactions

      During the year that ended December 31, 2001, the Company entered into several transactions with one or more officers and directors as follows. In principal part, these transactions consisted of the issuance of shares of common stock to officers and directors, in lieu of salary or bonus that accrued, but was unpaid and for the reimbursement of expenses paid on behalf of the Company.

      For the year that ended December 31, 2000, Stephen F. Owens, the Chief Executive Officer, had accrued, but unpaid salary and bonus of $80,000. The Company entered into a non-statutory stock option agreement with Mr. Owens on April 19, 2001, which enabled Mr. Owens to purchase 533,334 shares of common stock at a price equal to 85% of the market value of the Company's common stock as of the date of the option agreement. The Company subsequently issued to Mr. Owens, 533,000 shares of common stock pursuant to his option agreement, thus resolving the accrued salary and bonus owed to Mr. Owens at that date.

      In October 2001, the Company agreed to issue to Stephen F. Owens, the Chief Executive Officer, 1,500,000 restricted shares of Common Stock in exchange for services to the Company, reimbursement of expenses, and in consideration for the guarantee of certain Company indebtedness by Mr. Owens. In November 2001, the Company also issued to Mr. Owens an additional 3,500,000 restricted shares of Common Stock in exchange for the same consideration. On the dates of issuance of these shares of Common Stock, the market price of the Company's Common Stock, as quoted in the Over-the-Counter Electronic Bulletin Board, was $.13 and $.11, respectively. This market value does not take into consideration any discount associated with the restricted nature of these shares.

      Another of the Company's officers and directors, Angela L. Raidl, received 519,230 restricted shares of the Company's Common Stock in October 2001 for her services to the Company and in consideration for the guarantee of certain Company indebtedness by Ms. Raidl. On the date of issuance of these shares of Common Stock, the market price of the Company's Common Stock, as quoted in the Over-the-Counter Electronic Bulletin Board, was $.13. As with Mr. Owens' shares, this market value does not take into consideration any discount associated with the restricted nature of these shares.


                PROPOSAL 2: APPROVAL OF REVERSE STOCK SPLIT

            General Discussion

      Our Board of Directors has unanimously approved, and recommends that the shareholders adopt, a proposal to effect a one-for-ten reverse stock split of the Company's outstanding common stock. The text required to effect these changes is set forth in clause (a) of the first sentence of paragraph A of the proposed amended Article V of the proposed amended Article V as set forth in the proposed Certificate of Amendment to the Certificate of Incorporation of American Fire Retardant Corp. attached to this Proxy Statement as Appendix A (the "Certificate of Amendment").

      Paragraph C of the proposed amended Article V provides for the combination of our presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This is known as a "reverse stock split." Under the proposal, every ten shares of our presently issued and outstanding common stock, as of the close of business on the effective date of the Certificate of Amendment, will be converted automatically into one share of our post-reverse stock split common stock. Fractional shares will not be issued. Instead, we will issue one full share of our post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as he did immediately prior to the reverse stock split, except for minor adjustments required due to the treatment of fractional shares.

      If the reverse stock split is approved and effected, the number of shares of common stock outstanding will decrease to approximately ___________ shares (based upon the shares outstanding as of the record date). As our business consists in large part of making acquisitions, and may require us to issue our common stock from time to time in connection with these acquisitions, the Board of Directors believes that the Company may require a reasonable amount of excess authorized common stock to implement the Company's business plan. 5

      Reasons For The Reverse Split

      The primary purposes of the reverse stock split are to:

         o  increase the per share price of our common stock;

         o reduce the number of outstanding shares to a level more consistent with other public companies with a similar market capitalization; and

         o maintain the company's flexibility to issue additional shares to facilitate future stock acquisitions and financings.

      The reduction in the number of issued and outstanding shares of common stock to result from the reverse stock split is expected to increase the market price of the common stock to a level above the current market trading price. While the Board of Directors believes that the shares of common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split, which would raise the current per share price to approximately $.60.

      Our common stock is currently quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. A higher per share price for the common stock may ultimately enable the Company to meet the $4.00 minimum bid price requirement for initial listing on the Nasdaq SmallCap Market. This would expand the market liquidity of our common stock and the ability of investors to trade our common stock. Because trading of our common stock is currently conducted in the over-the-counter market, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock.

      The Board of Directors believes that the reverse stock split also could result in a broader market for our common stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $1.00 per share because of a general presumption that such stocks may be highly speculative. The reverse stock split is anticipated to result in a price increase for our common stock relieving, to some extent, the effect of such limitations on the market for our common stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our common stock and possibly promote greater liquidity for our shareholders. We also believe that the current per share price of our common stock has or may have a negative effect on our ability to use our common stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

      In addition, a number of other public companies have market capitalization similar to that of American Fire Retardant Corp., but generally have less than 10 million shares outstanding, compared to the over 37.0 million shares that we have outstanding. The Board believes that the reverse stock split would more closely align our capital structure with companies of comparable market capitalization, which the Board believes is a more appropriate capital structure than our current structure.

      For the above reasons, we believe that the reverse stock split is in the best interests of American Fire Retardant Corp. and its shareholders. However, there can be no assurances that the reverse stock split will have the desired effects.

      Effects of the Reverse Stock Split

      Subject to shareholder approval, the reverse stock split will be effected by filing the Certificate of Amendment and will be effective upon the close of business on the date of filing. Although we expect to file the Certificate of Amendment with the Nevada Secretary of State's office promptly following approval at the Annual Meeting, the actual timing of the filing will be determined by our management based upon their evaluation as to when the filing will be most advantageous to American Fire Retardant Corp. and its shareholders. We reserve the right to forego or postpone filing the Certificate of Amendment if we determine that action to be in the best interests of the Company and its shareholders.

      We are currently authorized to issue 100 million shares of common stock of which ____________ shares were issued and outstanding at the close of business on the record date, which was determined by the Board to be April 15, 2002. Adoption of the reverse stock split will reduce the shares of common stock outstanding on the record date to approximately __________. The number of authorized shares will remain the same at 100 million shares. The reverse stock split will have no effect on the par value of the common stock.

      The effect of the reverse split upon holders of common stock will be that the total number of shares of our common stock held by each shareholder will be automatically converted into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by ten, adjusted for any fractional shares. Each of our shareholders will continue to own one or more shares of common stock and will continue to share in the assets and future growth of the Company as a shareholder.

      Assuming the reverse stock split is approved by the shareholders at the Annual Meeting and implemented, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that American Fire Retardant Corp. has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) in any merger or acquisition agreement also will be appropriately adjusted for the reverse stock split.

      The reverse stock split also may result in some shareholders owning "odd lots" of less than 100 shares of common stock received as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

      It is not necessary to forward to us your certificates representing shares of pre-reverse stock split common stock for surrender in exchange for certificates representing post reverse stock split common stock. We will reflect on our books your ownership of the number of whole shares of post-reverse stock split common stock into which the shares of pre-reverse stock split common stock have been converted as a result of the reverse stock split.

      Certain Federal Income Tax Considerations

      The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

      SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for shares of common stock after the reverse stock split will include the holding period of shares of common stock before the reverse stock split, provided that such shares of common stock are held as a capital asset at the effective time of the Certificate of Amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

      A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the shareholder was otherwise entitled.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3: APPROVAL OF AMENDMENTS TO ARTICLE V OF OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK.

      General Discussion

      Our Board of Directors has unanimously approved, and recommends that the shareholders adopt, a proposal to amend Article V of our Certificate to authorize 10,000,000 shares of preferred stock. This class of preferred stock, if authorized, would be issuable from time to time by the Board of Directors without further shareholder approval. Such preferred stock is frequently referred to as "blank check preferred stock." The text required to authorize and create this blank check preferred stock is set forth in clause (b) of the first sentence of paragraph A of the proposed amended Article V and in paragraph B.(2) of the proposed amended Article V as set forth in the proposed Certificate of Amendment.

      Paragraph B.(2) of the proposed amended Article V provides that the preferred stock, par value $0.001 (the "Preferred Stock"), may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease the number of shares of a series (but not below the number of shares of such series then outstanding) subsequent to the issuance of shares of such series.

      Reasons For Preferred Stock

      The Board of Directors believes this proposed amendment to be in the best interest of the Company as it will enhance our ability to seek financing, in particular from investors seeking to purchase Preferred Stock. The Board believes that its ability to pursue financing opportunities in the future will be essential to the growth of the Company, and the ability to issue Preferred Stock will give it needed flexibility.

      Effects of Preferred Stock

      he Board of Directors does not presently intend to issue any Preferred Stock. Although it is not possible to state the actual effects of any issuance of Preferred Stock upon the rights of holders of other Company securities, such effects might include: (i) restrictions on Common Stock dividends if Preferred Stock dividends have not been paid; (ii) dilution of the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or that any Preferred Stock series is convertible into Common Stock; or (iii) inability of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preferences granted to the holders of Preferred Stock. In addition, the issuance of Preferred Stock under certain circumstances may have the effect of discouraging an attempt to change control of the Company by, for example, creating voting impediments to the approval of mergers and other similar transactions involving the Company.

      Rights of Common Stock

      Subject to such preferential rights as may be determined by the Board of Directors of the Company in connection with the future issuance, if any, of shares of Preferred Stock, holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, to receive such dividends as may be declared by the Board of Directors of the Company out of funds of the Company legally available therefor, and, in the event of the liquidation, dissolution or winding-up of the affairs of the Company, to share prorata according to their respective interests in the Company's assets after payment of or provision for the payment of all debts and other liabilities of the Company. Holders of our Common Stock do not have cumulative voting rights, preemptive rights or other rights to purchase additional securities of the Company or any rights of conversion or redemption.

      Certificate of Incorporation; Bylaws

      Our Certificate of Incorporation and Bylaws do not contain any specific provisions the effect of which might be to discourage, delay or impede a change of control of the Company.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed HJ Associates & Consultants, LLP as independent auditors of the Company for the year ending December 31, 2001. HJ Associates & Consultants, LLP, or its predecessor, has audited the Company's financial statements since ____. Representatives of HJ Associates & Consultants, LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      For the year ended December 31, 2001, HJ Associates & Consultants, LLP billed the aggregate fees set forth below:

      Audit Fees - $________ for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2001 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

      All Other Fees - $___________ for professional tax services.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

                         SHAREHOLDER PROPOSALS FOR 2002

      Proposals of shareholders that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2002. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to stockholder proposals in order to be included in the proxy materials. Additionally, management proxy holders for the Company's 2003 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal that is presented at such Annual Meeting but that is not included in the Company's proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before April 15, 2003.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

      Officers, directors, and more than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2001, its officers, directors, and more than ten percent beneficial owners were late in the following described filing requirements:

Stephen F. Owens

      Mr. Owens is the President, Chairman of the Board of Directors and serves as a director. Mr. Owens did not file a Form 4 Change in Beneficial Ownership form on two occasions during 2001, disclosing his acquisition of 1,500,000 shares of common stock on October 30, 2001 and showing his acquisition of 3,500,000 shares of common stock on November 30, 2001. These Forms 4 were due no later than November 10, 2001 and December 10, 2001, respectively. In addition, Mr. Owens did not file a Form 5 Annual Statement of Beneficial Ownership, within 45 days after the end of our fiscal year.

Angela M. Raidl

      Ms. Raidl is currently a director and was an officer during our last fiscal year. Ms. Raidl did not file a Form 4 Change in Beneficial Ownership form on one occasion during 2001, disclosing her acquisition of 519,230 shares of common stock on October 30, 2001. This Form 4 was due no later than November 10, 2001. In addition, Ms. Raidl did not file a Form 5 Annual Statement of Beneficial Ownership, within 45 days after the end of our fiscal year.

                          ANNUAL REPORT TO SHAREHOLDERS

      The Company's 2001 Annual Report filed on Form 10-KSB for the year ended December 31, 2001, was previously distributed to shareholders.

                                 OTHER BUSINESS

      The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote the same in accordance with their best judgment.

                                   By Order of the Board of Directors


                                     /s/ Stephen F. Owens
                                   ------------------------------------------
                                   Stephen F. Owens
                                   Director, President, Chairman of the Board
                                   Chief Financial Officer, and
                                   Corporate Secretary

El Cajon, California
April ___, 2002

        ----------------------------------------------------------------
                    PLEASE TAKE A MOMENT NOW TO VOTE. PLEASE
                           SIGN AND RETURN YOUR PROXY.

                                   THANK YOU.
        ----------------------------------------------------------------
                                                              APPENDIX A

                            CERTIFICATE OF AMENDMENT

                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN FIRE RETARDANT CORP.

         Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, American Fire Retardant Corp., a Nevada corporation (the "Corporation") hereby certifies that:

         1. The name of the corporation is American Fire Retardant Corp.

         2. The following amendments to the Certificate of Incorporation of the Corporation were adopted and approved by at least a majority of the voting power of the Corporation at its Annual Meeting of the Shareholders held on May 23, 2002 (the "Annual Meeting"). At the Annual Meeting, ____ shares of the Corporation's common stock, par value $.001 (the "Common Stock"), were voted in favor of the amendment to Article V, ____shares of Common Stock were voted against the amendment to Article V and ______ shares of Common Stock abstained from voting on the amendment to Article V. At the Annual Meeting, __________ shares of Common Stock were voted in favor of the amendment. The shares of capital stock of the Corporation outstanding and entitled to vote at the Annual Meeting consisted of _____________shares of Common Stock.

         3. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                    ARTICLE V

         The name of the corporation is American Fire Retardant Corp.

         4. Article V of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   ARTICLE IV

                                AUTHORIZED SHARES

         A. The Corporation shall have authority to issue an aggregate of 110,000,000 shares of capital stock, consisting of (a) 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common" Stock"), and (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         B. The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Preferred Stock are as follows:

            (1) PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law.
Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the Corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Revised Nevada Statutes. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

         C. On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every ten (10) shares of Common Stock of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Common Stock") will automatically be converted into one share of common stock, par value $.001 per share (the "New Common Stock") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Common Stock held in one name or account immediately prior to the Effective Date are fewer than ten (10) shares or not evenly divisible by ten
(10) shall receive one full share of New Common Stock in exchange for such fractional share.

         5. Except as amended by this Certificate of Amendment, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned Chief Executive Officer and Secretary of American Fire Retardant Corp. have executed this Certificate of Amendment on May ___, 2002 at El Cajon, California.

                          American Fire Retardant Corp.


                                        By:
                                        -------------------------------------
                                        Raoul L. Carroll,
                                        Chief Executive Officer


                                        By:
                                        -------------------------------------
                                        Angela L. Raidl, Secretary

===============================================================================
American Fire Retardant Corp.

Annual Meeting of Shareholders
 to be held May 23, 2002


                                      PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of American Fire Retardant Corp.(the "Company"), to be held on May 23, 2002 and the proxy statement in connection therewith, each dated April ___, 2002, (b) appoints Stephen F. Owens and Angela L. Raidl, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on April 15, 2001, at such Annual Meeting and at any adjournment(s) thereof, and (d) revokes any proxies heretofore given.

1. Approval of the proposal to elect the slate of directors proposed for election by the Board of Directors.

                     |_| FOR           |_| AGAINST           |_| ABSTAIN

2. Approval of the proposal to amend Article V of the Certificate of Incorporation to effect a one for ten reverse stock split.


                     |_| FOR           |_| AGAINST           |_| ABSTAIN

3. Approval of the proposal to amend Article V of the Certificate of Incorporation to authorize 10,000,000 shares of preferred stock, par Value, $.001 per share.

                     |_| FOR           |_| AGAINST           |_| ABSTAIN

4. Approval of the proposal to affirm the appointment of HJ & Associates of Salt Lake City, Utah as the Corporation's Independent auditors for the year ended December 31, 2001.


                     |_| FOR           |_| AGAINST           |_| ABSTAIN


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF PROPOSALS 1, 2, 3, AND 4 IN THE DISCRETION OF THE PROXIES.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear thereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in the representative capacity, please so indicate when signing.


                    -----------------------------------------
                     PLEASE SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY IN THE ACCOMPANYING ENVELOPE.
                    -----------------------------------------




DATED: ______________, 2002




_____________________________Signature



_____________________________Signature if held jointly